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                                                                    EXHIBIT 99.2

CONFERENCE CALL TRANSCRIPT

CORPORATE PARTICIPANTS

 CRAIG POTTS
 Cash Systems Inc. - CEO

 CHRIS LARSON
 Cash Systems Inc. - CFO

 JASON BOHN
 Cash Systems Inc.

CONFERENCE CALL PARTICIPANTS

 NICHOLAS DANA
 Stern AG and Leach - Analyst

 QUINCE SLATTERY
 Symmetry Peak Management - Analyst

 JEFF COHEN
 Wall Street Capital Partners - Analyst

 BRIAN CAWOLCHICK
 Westpark Capital - Analyst

PRESENTATION

OPERATOR

Good afternoon ladies and gentlemen and welcome to the Cash Systems first quarter and year-end 2004 earnings conference call. At this time, all participants have been placed on a listen only mode and the floor will be opened for your questions following the presentation.

I would now like to turn the floor over to Jason Baan (ph). Sir, the floor is yours.

JASON BOHN  - CASH SYSTEMS INC.

Thank you operator. With me on today's call is Craig Potts, Cash Systems CEO and Chris Larson, the Company's CFO. Before we start today's call, we need to make you aware that certain statements in this conference call that do not describe historical facts, including, without limitation, statements concerning future financial and operating performance, the impact of partnerships and alliances, future strategies and plans or general market expectations, constitute forward-looking statements.

Such statements are based on current beliefs, and are subject to a number of risks and uncertainties that may cause actual results to differ materially from those made in such statements.

Any forward-looking statements should be considered in life of the risk factors that appear in today's press release, as well as our 2003 annual report on form 10-K, and other documents filed with the Securities and Exchange Commission.

We undertake no obligation to update any forward-looking statements that we make today.

With that, I'd like to turn the call over to Chris Larson, the Company's chief financial officer.

CHRIS LARSON  - CASH SYSTEMS INC. - CFO

Thanks, Jason. Good afternoon everyone. Welcome to Cash Systems first quarter 2004 earnings conference call. I'd like to take you through our first quarter financial results, then Craig will discuss our expectations for the rest of the year before we go to a question-and-answer session. For the first three

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months ended March 31st 2004, revenues increased 57 percent, to $11 million from
7 million a year ago. Our revenue growth reflects new client wins, as well as growth from existing clients.

In the first quarter, we entered into a multiyear contract to provide financial services at Florida seminal casinos. This contract is one of our largest and we are very excited to be working with this very large and growing client. We also announced several new contracts to provide cash advance and ATM services, including our expanded international presence. All of these new contracts speak to the continued focus of growing the client base and growing and geographical presence.

Income from operations for the first quarter of 2004 was approximately $640,000, up slightly from $630,000 last year. I want to take a minute to walk you through some of our operating expense categories, as we recognized several expenses during the first quarter which are nonrecurring and we also made some investments earlier in the year than we expected to support our future growth.

As you can see from our income statement in today's press release, commissions were $5.1 million or 46.8 percent of revenue, down from 53.1 last year. Our processing costs were 2.1 million or 19.2 percent of revenues compared to 19.4 last year.

Our check-cashing costs were materially higher, at 5.6 percent of revenue compared to 1.4 in last year's first quarter and 3.6 for all of 2003. That increase reflects certain vendor agreements which are priced geographically and reflect higher check-cashing costs associated with new contracts that are also in the geographic territories. We're looking at various ways to improve these costs over the long-term, and we continue to grow and gain economic scale.

In the quarter, payroll and related service expenses were approximately 1.1 million or 9.9 percent of revenue, compared to 7 percent of revenue last year and 8.5 of revenue for all of fiscal 2003. The increase primarily reflects our new call center, which opened in the first quarter, and our cashier employees at the Florida seminal casinos.

The call center greatly enhances our ability to service customers and provide a central location for all customer calls. It also provides us a considerable amount of cost synergies, since we now have enhanced ability to manage our software remotely, which we are now doing in the vast majority of our customer sites. Remote management greatly improves service and uptime, which are critical to our customer profitability. We are confident these service enhancements make us more competitive, and we already know that we are dedicated to customer service sites (inaudible) many clients and potential clients want, so we're pretty excited about the long-term benefits that this investment will create for us.

The other cost category was also materially higher compared to last year, at
10.4 percent of revenue versus 6.2 in the first quarter 2003, and 10.3 percent of all of 2003. The largest part of the increase was primarily related to legal costs regarding the award of the seminal contract and travel costs related to getting the contract operational with a very short time period.

As many of you know, prior to ever receiving revenue, we have to invest in resources to getting the contract ramped up. The seminal contract is a large multifacility contract and we incurred material costs in the first quarter to get it started. We were also sued over the contract award, and while the suit is resolved, we are still incurring legal costs.

So the seminal related startup and legal costs were over $350,000 for the first quarter, and obviously are not reoccurring. It is worth noting we had $132,000 of interest expense in the quarter. That will go away now that we have received the money from the equity offering.

Income before taxing the first quarter was $507,000, compared to 492,000 last year. Net income was $304,000 or $0.02 per diluted share, based on 14.9 million diluted shares. Please remember that we are now a taxpayer and our share account has also gone up.

In addition, as I indicated earlier, we incurred about $0.02 per share in nonrecurring costs related to legal fees and a substantial undertaking of getting the seminal contract started in a very short time period. From a balance sheet perspective, we finished the quarter with over $17 million in cash. This reflects the private placement we completed in April, which raised net cash of $9.2 million.

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We're using the proceeds from the general working capital in potential acquisitions, should we find any appropriate opportunities. We have no long-term debt, our principal commitments consist of long-term leases for corporate facilities.

Although the Company has no material commitments for capital expenditures, it anticipates continued capital expenditures of approximately $1 million for the year ending 12/31/04, consistent with our anticipated growth in operation infrastructure and personnel.

We spent $400,000 on capital projects in the first quarter. I'd like now to turn over the call to Craig to discuss our outlook, before going to the question-and-answer period Craig?

CRAIG POTTS - CASH SYSTEMS INC. - CEO

Thanks Chris. For 2004, we are going to focus on many of the same business strategies that drove our success in 2003, including utilizing our superior technology, better customer service, and the intense focus on assisting our casino clients with increasing profitability from cash transactions. We also think that the call center opens up at additional opportunities for us to pursue, including additional product and service offerings, as many potential clients and product and services offerings require this capability.

We are also staying focused on new development in our sector to more firmly establish ourselves with other casino companies. Our cash increase via the private placement will support our efforts in this area. And we are committed to making the right investments to strengthen our competitive positioning, as well as our relationships with our clients.

Our guidance for the rest of the year is as follows: we expect revenues of approximately a 46 to 47 million, a 39 percent increase over 2003, and EBITDA of
3.5 to $4 million, a 38 percent increase at the high end of the range.

Our guidance (inaudible) is based on taking our existing run rate of revenue of just less than $4 million per month, plus $11 million of revenue from the first quarter, which gets you to the 46 to 47 million. We are confident that we can increment business at the timing of those contracts difficult to predict, so we prefer to be conservative. We will update these numbers as the proceeds or when the material developments to report. I just want to reiterate that we are very excited for 2004 and beyond and look forward to updating our progress.

Chris?

CHRIS LARSON - CASH SYSTEMS INC. - CFO

To reconcile EBITDA to net income, assume interest of $266,000, depreciation and amortization of $500,000, and user tax rates 40 percent. That concludes our prepared remarks today. Operator, could you please open the line for questions?

QUESTION AND ANSWER

OPERATOR

Thank you, the floor is now open for questions. If you do have a question, you may press star one on your telephone keypad. If at any time your question has been answered and you'd like to remove yourself from the queue, you may do so by pressing the pound key.

And we do ask that you please pick up your handset to minimize any background noise. Once again, if you do have a question, please press star one in your telephone keypad at this time.

Our first question is coming from Nicholas Dana with Stern AG and Leach.

NICHOLAS DANA - STERN AG AND LEACH - ANALYST

Hi, good afternoon gentlemen. Congratulations on a nice quarter.

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CHRIS LARSON - CASH SYSTEMS INC. - CFO

Thank you.

NICHOLAS DANA - STERN AG AND LEACH - ANALYST

Just one quick question for you guys, really wanted just for you to talk about, if you could, the volumes you're saying on the RFP front, and just what we can be expecting I guess -- I know you can't talk specifically about opportunities, but just in general the opportunities that you see out there.

CHRIS LARSON - CASH SYSTEMS INC. - CFO

Well, right now, we're being included in almost all the RFP's. So from an industry perspective, we're being recognized as one of the industry leaders. Right now, we feel our pipeline of new wins for 2004 far outweigh any losses that we may incur in 2004. And the hardest part for us is predicting the timing of these contracts coming on. But I mean if you look at our past history and our success of gaining the market share, you know, I continue to see that type of growth for us in the future.

NICHOLAS DANA - STERN AG AND LEACH - ANALYST

OK, thanks. Are there any contracts that you've announced so far that are not currently online yet?

CHRIS LARSON - CASH SYSTEMS INC. - CFO

All the contracts we have announced are currently online.

NICHOLAS DANA - STERN AG AND LEACH - ANALYST

OK, thanks a lot, and congratulations.

OPERATOR

Thank you. As a reminder, if you do have a question, please press star one on your telephone keypad at this time. As a final reminder, if you do have a question, please press star then one on your telephone keypad at this time. Thank you, our next question is coming from Quince Slattery of Symmetry Peak Management (ph).

QUINCE SLATTERY - SYMMETRY PEAK MANAGEMENT - ANALYST

Hi guys, I was just curious, I don't have the balance sheet in front of me, what were day sales outstanding for this quarter?

CHRIS LARSON - CASH SYSTEMS INC. - CFO

Day sales outstanding?

QUINCE SLATTERY - SYMMETRY PEAK MANAGEMENT - ANALYST

Yes.

CHRIS LARSON - CASH SYSTEMS INC. - CFO

We don't have any days outstanding. We only recognize -- we recognize revenue at the time the transaction is actually completed, so we have no receivables outstanding whatsoever.

QUINCE SLATTERY - SYMMETRY PEAK MANAGEMENT - ANALYST

OK. Great, thank you.

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OPERATOR

Thank you, our next question is coming from Jeff Cohen of Wall Street Capital Partners.

JEFF COHEN - WALL STREET CAPITAL PARTNERS - ANALYST

Hi, guys, good job, and it's a good story. I was just wondering what you're doing to get the story out to the investment community.

CHRIS LARSON - CASH SYSTEMS INC. - CFO

Well, hopefully now that we came out with guidance and we got through the first quarter, we can pick out some analysts coverage. We obviously would like to do a roadshow in the future, get our story told. It was a pretty big undertaking for us this quarter. I mean we had a huge account that we won, we have some very nice deals coming out too, so we have all the lawsuits behind us, we have the money raised behind us, that really gives us time to focus on our business, get our story told. So to me, we'd definitely the starting that in the very the future. Hopefully, over the next two to six weeks.

JEFF COHEN - WALL STREET CAPITAL PARTNERS - ANALYST

Thank you.

OPERATOR

Thank you, our next question is coming from Brian Cawolchick (ph), of Westpark Capital.

BRIAN CAWOLCHICK - WESTPARK CAPITAL - ANALYST

Hi guys, congratulations on the quarter. I want to make sure I understand your guidance. If I heard you right, Craig, you are only including in your numbers contracts that you have already won and that are currently generating revenue, and then any incremental business would be potentially added -- or should be added to your guidance.

CRAIG POTTS - CASH SYSTEMS INC. - CEO

That's correct.

BRIAN CAWOLCHICK - WESTPARK CAPITAL - ANALYST

Is that correct? And the way I understood it from you, Chris, was that the pipeline of activity and what you're seeing on that front, far outweighs what any exposure of on a roll off might look like, is that also correct?

CHRIS LARSON - CASH SYSTEMS INC. - CFO

That's correct.

BRIAN CAWOLCHICK - WESTPARK CAPITAL - ANALYST

And can you talk about the history of may be lawsuits as a contract comes up? I mean you guys generally renew those contracts over time or what's been happening there historically?

CHRIS LARSON - CASH SYSTEMS INC. - CFO

Historically, we've had an excellent renewal rate. It's probably running in the 98 to 99 percent. This year, we had to significant accounts renew with us already. We don't see any major accounts renewing at the end of this year, there's a few accounts that are up for renewals right now.

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BRIAN CAWOLCHICK - WESTPARK CAPITAL - ANALYST

When you say you don't see any major accounts renewing, the demands renewing or expiring?

CHRIS LARSON - CASH SYSTEMS INC. - CFO

Expiring.

BRIAN CAWOLCHICK - WESTPARK CAPITAL - ANALYST

That's OK. Thanks. So 98 percent win rate, no new contracts are in guidance, it looks like you guys are being pretty conservative.

CHRIS LARSON - CASH SYSTEMS INC. - CFO

Well, the timing becomes the hardest issue for us when we're giving guidance for the year. So we took the conservative approach of taking our last quarter and then our run rate coming out of that last quarter. So any new incremental business we would put on, would then affect what our guidance would be, and we circle back every quarter to help investors out.

BRIAN CAWOLCHICK - WESTPARK CAPITAL - ANALYST

That's an excellent approach. Look forward to seeing you guys on the road.

CRAIG POTTS - CASH SYSTEMS INC. - CEO

Thanks.

BRIAN CAWOLCHICK - WESTPARK CAPITAL - ANALYST

Thanks.

OPERATOR

Thank you. As a reminder, if you do have a question, please press star one on your telephone keypad at this time. Gentlemen, at this time there appear to be no further questions. Would you like to add any closing remarks?

CHRIS LARSON - CASH SYSTEMS INC. - CFO

I appreciate all the time.

Craig?

CRAIG POTTS - CASH SYSTEMS INC. - CEO

Yes. No additional remarks. Thank you for your time, and we're very excited about the future.

OPERATOR

Thank you, thank you callers. This does conclude this afternoon's conference call. You may disconnect your lines at this time and have a wonderful day.